Exhibit 5.1

October 31, 2019

Trilogy Metals Inc. Suite 1150, 609 Granville Street Vancouver, B.C. V7Y 1G5

Re:	Trilogy Metals Inc. – Registration Statement on Form S-3

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Trilogy Metals Inc., a company formed under the laws of British Columbia (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement (the “Registration Statement”) on Form S-3 under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the issuance and sale of up to US$100,000,000 of the Company's common shares (“Shares”), warrants to purchase Shares (“Warrants”), share purchase contracts (“Share Purchase Contracts”), subscription receipts exercisable for equity securities and/or other securities (“Subscription Receipts) and units comprised of some or all of the other securities described herein (“Units”) (collectively, the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Warrants may be issued under one or more warrant indentures (each, a “Warrant Indenture”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

The Share Purchase Contracts will be issued under one or more share purchase contract agreements (each, a “Share Purchase Contract Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

The Subscription Receipts will be issued under one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporation by reference therein.

The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

The Warrant Indentures, Share Purchase Contract, Unit Agreements and Subscription Receipt Agreements are referred to herein collectively as “Governing Documents”.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Our opinions expressed herein are based on the following assumptions:

(a)	at or prior to the time of the delivery of any Securities, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded;

(b)	an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)	all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(d)	if the offered Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(e)	at the time of any offering or sale of any Shares, Units comprised, in whole or in part, of Shares or Convertible Securities (as defined below) or any Warrants, Share Purchase Contracts or Subscription Receipts exercisable, exchangeable or convertible into Shares, in whole or in part, (together, “Convertible Securities”) and as of the date of the issuance of any Shares issuable upon exercise of any Convertible Securities, there will be sufficient Shares authorized and unissued under the Company's then operative constating documents and not otherwise reserved for issuance;

(f)	any Shares issuable upon exercise of offered Convertible Securities will have been duly authorized, created and reserved for issuance upon such exercise;

(g)	at the time of the issuance of any Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Governing Document;

(h)	any applicable Governing Document will have been duly authorized, executed and delivered by the parties thereto (other than the Company), as applicable, and will constitute a legally valid and binding obligation of the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

(i)	any Governing Document is governed by British Columbia law;

(j)	the terms of the offered Securities and of their issuance and sale have been duly established in conformity with the Company's constating documents, so as not to violate any applicable law or Governing Document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the parties (other than the Company) to a Governing Document, as applicable;

(k)	the board of directors of the Company (the “Board”) will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance and terms of the offered Securities, the consideration to be received therefor, the applicable Governing Documents, if any, and the execution thereof, and related matters (the “Authorization”);

(l)	the Company will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor; and

(m)	the offered Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company's constating documents, applicable law, applicable Governing Documents, if any, and the Authorization.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1.	With respect to the Shares, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Shares will be validly issued, fully paid and non-assessable.

2.	With respect to the Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

3.	With respect to the Share Purchase Contracts, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a third party, and (b) Share Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Share Purchase Contracts will be valid and binding obligations of the Company.

4.	With respect to the Subscription Receipts, when (a) one or more agreements (incorporating provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and an escrow agent, and (b) the Subscription Receipts have been issued, sold and delivered in a manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved the Board, the Subscription Receipts will be valid and binding obligations of the Company.

5.	With respect to the Units, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement), if any, have been duly executed and delivered by the Company and a third party, and (b) Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Units will be valid and binding obligations of the Company.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

“Blake, Cassels & Graydon LLP”